1 Amended and Restated Employment Agreement This Amended and Restated Employment Agreement (the “Agreement”), entered into as of October 4, 2024 is made by and between Katherine O’Halloran (the “Executive”), Norvax, LLC, a Delaware limited liability company (together with the Affiliates of Norvax as may employ the Executive from time to time, and any successor(s) thereto, the “Company”). RECITALS WHEREAS, the Executive has been employed as the Chief Accounting Officer of the Company under that certain Employment Agreement by and between the Executive and the Company dated March 3, 2023 (the “Prior Agreement”); WHEREAS, the Company and the Executive agree that as of June, 2024, Executive began serving as the Interim Chief Financial Officer of the Company; WHEREAS, the Company has, or is in the process of, hiring a permanent Chief Financial Officer, and the Company desires to assure itself of the continued services of the Executive by engaging the Executive to perform services under the terms hereof related to her original position of Chief Accounting Officer; WHEREAS, the Executive desires to provide services to the Company on the terms herein provided; and WHEREAS, the Company and the Executive desire to have the Agreement become effective, and supersede the Prior Agreement effective as of October 14, 2024, except as noted herein (the “Effective Date”). AGREEMENT NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, including the respective covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, effective as of the Effective Date, as follows: 1. Certain Definitions (a) “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act of 1933, as amended from time to time. (b) “Agreement” shall have the meaning set forth in the preamble hereto. (c) “Annual Base Salary” shall have the meaning set forth in Section 3(a).

2 corporation. (d) “Annual Bonus” shall have the meaning set forth in Section 3(b). (e) “Board” shall mean the Board of Directors of GoHealth, Inc., a Delaware (f) The Company shall have “Cause” to terminate the Executive’s employment hereunder upon: (i)(A) the willful failure or refusal of the Executive to perform material responsibilities set forth herein (including Executive’s failure to devote time and attention to her duties hereunder or failure to regularly attend Board or office meetings, if required to attend); (B) the Executive’s willful failure to carry out, or comply with, in any material respect any lawful directive of the Board, the Chief Financial Officer, or the Chief Executive Officer; (C) dishonesty by the Executive to the Board or an Officer of the Company with respect to any material matter; (D) misappropriation of funds or property of the Company or any of its Affiliates by the Executive other than the occasional, customary and de minimis use of Company property for personal purposes; or (E) a breach by the Executive of this Agreement or other agreement with the Company (including, without limitation, the Restrictive Covenants Agreement); (ii) the arrest or charging of the Executive for (A) any felony or (B) a misdemeanor involving moral turpitude, deceit, dishonesty or fraud, and which is materially detrimental to the Company and/or its Affiliates (including material reputational harm); or (iii) the Executive’s engagement in on-the-job conduct that consists either of gross misconduct or a material violation of the Company or any of its Affiliates’ written code of ethics or Company policies, and which is materially detrimental to the Company and/or its Affiliates (including material reputational harm). (g) “Change of Control” shall have the meaning set forth in the 2020 Incentive Award Plan of the Company. (h) “Code” shall mean the Internal Revenue Code of 1986, as amended. (i) “Company” shall have the meaning set forth in the preamble hereto. (j) “Date of Termination” shall mean either the date indicated in the Notice of Termination or the date specified by the Company pursuant to Section 4(b), whichever is earlier. (k) “Disability” shall mean the Executive’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of not less than twelve (12) months. (l) “Effective Date” shall have the meaning set forth in the recitals hereto. (m) “Executive” shall have the meaning set forth in the preamble hereto. (n) The Executive shall have “Good Reason” to terminate the Executive’s employment hereunder after the Initial Period because of any failure by the Company to meet its obligations in any material respect after the Initial Period, including a reduction in Executive’s Annual Base Salary or Annual Bonus target amount; a material diminution in or other substantial adverse alteration in the nature or scope of Executive’s responsibilities as Chief Accounting Officer, title or authority (as CAO) with the Company or reporting responsibilities; or without Executive’s prior written agreement, changing Executive’s principal place of business to a location

3 that is more than fifty miles from the Company’s current Chicago offices.. (o) “Initial Period” shall mean the period of time between the Effective Date and the three month anniversary of the Effective Date. (p) “Notice of Termination” shall have the meaning set forth in Section 4(b). (q) “Person” shall mean any individual, natural person, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), incorporated or unincorporated association, governmental authority, firm, society or other enterprise, organization or other entity of any nature. (r) “Release” shall have the meaning set forth in Section 5(b). (s) “Release Expiration Date” shall have the meaning set forth in Section 21(c). (t) “Restrictive Covenant Agreement” shall have the meaning set forth in Section 6. (u) “Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. (v) “Severance Period” shall have the meaning set forth in Section 5(b). (w) “Term” shall have the meaning set forth in Section 2(b). 2. Employment (a) In General. Effective as of the Effective Date, the Company shall employ the Executive under this Agreement and the Executive shall remain in the employ of the Company under this Agreement, in the position set forth in Section 2(c), and upon the other terms and conditions herein provided. (b) Employment-At-Will. Executive’s employment with the Company is “at will”, which means that Executive may resign at any time with or without notice, and that the Company may terminate Executive’s employment with or without notice. The “at will” nature of all employment with the Company will not and cannot change except by written authorization by the Chief Executive Officer of GoHealth or the Board. The time that Executive remains employed by the Company following the Effective Date until such employment terminates shall be referred to as the “Term.” (c) Position and Duties. During the Term, the Executive: (i) shall serve as Chief Accounting Officer of the Company, with responsibilities, duties and authority customary for such position, subject to direction by the Chief Financial Officer of the Company; (ii) shall report directly to the Chief Financial Officer of the Company; (iii) shall devote substantially all the

4 Executive’s working time and efforts to the business and affairs of the Company and its Affiliates; (iv) agrees to observe and comply with the Company’s rules and policies as adopted by the Company from time to time. The parties acknowledge and agree that Executive’s duties, responsibilities and authority may include services for one or more Affiliates of the Company. 3. Compensation and Related Matters (a) Annual Base Salary. During the Term, the Executive shall receive a base salary at a rate of $400,000 per annum, which shall be paid in accordance with the customary payroll practices of the Company, subject to review by the Board in its sole discretion (the “Annual Base Salary”). (b) Annual Bonus. With respect to each Company fiscal year that ends during the Term, the Executive will be eligible to receive a cash bonus (the “Annual Bonus”), which shall be payable based upon the attainment of individual and Company performance goals established by the Board in its sole discretion. Executives Annual Bonus shall be targeted at 60% of Executive’s Annual Base Salary beginning with the Annual Bonus for 2025, which is payable in 2026. Each such Annual Bonus shall be payable, to the extent earned, on, or at such date as is determined by the Board within 120 days following, the last day of the fiscal year with respect to which it relates. Notwithstanding any other provision of this Section 3(b) except, and subject to Section 5(b), no bonus shall be payable with respect to any fiscal year unless the Executive remains continuously employed with the Company during the period beginning on the Effective Date and ending on the applicable bonus payment date. For the 2024 Annual Bonus, payable in 2025, Executive shall receive a minimum of $162,500, before taxes and other typical deductions, provided that she remains employed with Company through the Annual Bonus payment date, and her 2024 Annual Bonus shall be calculated, subject to the aforementioned minimum, based on an Annual Bonus target of 50% of her $325,000 Annual Salary. For avoidance of doubt, Executive is eligible to earn an Annual Bonus for 2024 greater than $162,500 consistent with the Company’s bonus program that was approved by the Board. (c) Equity Awards. Executive shall be eligible to participate in the Company’s employee equity incentive program, at the discretion of the Chief Executive Officer and the Board, and subject to all of the customary terms associated with the equity incentive program. (d) Benefits. During the Term, the Executive shall be eligible to participate in employee benefit plans, programs and arrangements of the Company in accordance with their terms, as in effect from time to time, and as are generally provided by the Company to its senior executive officers. (e) Business Expenses. During the Term, the Company shall reimburse the Executive for all reasonable, documented, out-of-pocket travel and other business expenses incurred by the Executive in the performance of the Executive’s duties to the Company in accordance with the Company’s applicable expense reimbursement policies and procedures. (f) Indemnification. During the Term and for so long thereafter as liability exists with regard to the Executive’s activities during the Term on behalf of the Company, the

5 Company shall indemnify the Executive (other than in connection with the Executive’s gross negligence or willful misconduct) in accordance with the Company’s customary indemnification policies and procedures which are applicable to the Company’s officers and directors. 4. Termination. The Executive’s employment hereunder may be terminated by the Company or the Executive, as applicable, without any breach of this Agreement under the following circumstances: (a) Circumstances (i) Death. The Executive’s employment hereunder shall terminate upon the Executive’s death. (ii) Disability. If the Executive incurs a Disability, the Company may give the Executive written notice of its intention to terminate the Executive’s employment. In that event, the Executive’s employment with the Company shall terminate, effective on the later of the thirtieth (30th) day after receipt of such notice by the Executive or the date specified in such notice; provided that within the thirty (30) day period following receipt of such notice, the Executive shall not have returned to full-time performance of the Executive’s duties hereunder, and the Executive is not entitled to and exercised her right to leave under applicable law. (iii) Termination for Cause. The Company may terminate the Executive’s employment for Cause. (iv) Termination without Cause. The Company may terminate the Executive’s employment without Cause. (v) Resignation for Good Reason. The Executive may resign from the Executive’s employment for Good Reason. (vi) Resignation without Good Reason. The Executive may resign from the Executive’s employment without Good Reason. (b) Notice of Termination. Any termination of the Executive’s employment by the Company or by the Executive under this Section 4 (other than a termination pursuant to Section 4(a)(i) above) shall be communicated by a written notice to the other party hereto (a “Notice of Termination”): (i) indicating the specific termination provision in this Agreement relied upon, and (ii) specifying a Date of Termination which, if submitted by the Executive, shall be at least thirty (30) days following the date of such notice; provided, however, that a Notice of Termination delivered by the Company pursuant to Section 4(a)(ii) shall not be required to specify a Date of Termination, in which case the Date of Termination shall be determined pursuant to Section 4(a)(ii); and provided, further, that in the event that the Executive delivers a Notice of Termination to the Company, the Company may, in its sole discretion, accelerate the Date of Termination to any date that occurs following the date of Company’s receipt of such Notice of Termination (even if such date is prior to the date specified in such Notice of Termination). A Notice of Termination submitted by the Company (other than a Notice of Termination under Section 4(a)(ii)) may provide for a Date of Termination on the date the Executive receives the Notice of Termination, or any

6 date thereafter elected by the Company in its sole discretion. The failure by the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Company hereunder or preclude the Company from asserting such fact or circumstance in enforcing the Company’s rights hereunder. Notwithstanding the foregoing, a termination pursuant to Section 4(a)(iii) shall be deemed to occur if following Executive’s termination of employment for any reason the Company determines that circumstances existing prior to such termination would have entitled to the Company to terminate Executive’s employment pursuant to Section 4(a)(iii) (disregarding any applicable cure period). 5. Company Obligations Upon Termination of Employment (a) In General. Upon a termination of the Executive’s employment for any reason, the Executive (or the Executive’s estate) shall be entitled to receive: (i) any portion of the Executive’s Annual Base Salary through the Date of Termination not theretofore paid, (ii) any expenses owed to the Executive under Section 3(e), (iii) any accrued but unused vacation pay owed to the Executive in accordance with applicable law, and (iv) any amount arising from the Executive’s participation in, or benefits under, any employee benefit plans, programs or arrangements under Section 3(d), which amounts shall be payable in accordance with the terms and conditions of such employee benefit plans, programs or arrangements. Except as otherwise set forth in Section 5(b) below, the payments and benefits described in this Section 5(a) shall be the only payments and benefits payable in the event of the Executive’s termination of employment for any reason. (b) Severance Payments. In the event of the Executive’s termination of employment by the Company without Cause pursuant to Section 4(a)(iv) or by the Executive for Good Reason pursuant to Section 4(a)(v), in addition to the payments and benefits described in Section 5(a) above, the Company shall, subject to Section 5(c) and Section 21 and subject to Executive’s execution and non-revocation of a waiver and release of claims agreement in the Company’s customary form (a “Release”), as of the Release Expiration Date, in accordance with Section 21(c): (i) Continue to pay the Executive’s Annual Base Salary during the period beginning on the Date of Termination and ending on the one (1) year anniversary of the Date of Termination (the “Severance Period”) in accordance with the Company’s regular payroll practice as of the Date of Termination; and (ii) Pay (A) the Annual Bonus for any completed fiscal year as of the Date of Termination that has not yet been paid as of the Date of Termination (the “Prior Year Bonus”), if any, and (B) a pro-rated portion of the Annual Bonus for the year in which the Date of Termination occurs, with such proration being based on the number of full months for which the Executive was employed during such year prior to such Date of Termination (such pro-rated bonus, the “Pro-Rated Bonus” and, collectively with the Prior Year Bonus, the “Bonus Severance Payment”). The Pro-Rated Bonus shall be paid based on the target bonus objective and shall not be eligible for any bonus incentive above the target. The bonuses described in this Section 5(b)(ii) shall be payable, to the extent earned, on, or at such date as is determined by the Board within 120 days following, the last day of the fiscal year with respect to which it relates, as set forth in Section 3(b).

7 . (c) Breach of Restrictive Covenant Agreement. Notwithstanding any other provision of this Agreement, no payment shall be made or benefit provided pursuant to Section 5(b) following the date Executive first violates the Restrictive Covenant Agreement and, in the event of such a violation, Executive shall repay to the Company any benefit provided pursuant to Section 5(b) within ninety (90) days of such violation. (d) Complete Severance. The provisions of this Section 5 shall supersede in their entirety any severance payment or benefit obligations to the Executive pursuant to the provisions in any severance plan, policy, program or other arrangement maintained by the Company. 6. Restrictive Covenant Agreement. The Executive acknowledges that Executive previously entered into an agreement with the Company containing confidentiality, non- solicitation, non-competition, intellectual property assignment, and other protective covenants (the “Restrictive Covenant Agreement”), which was attached to the Prior Agreement, and that the Executive shall continue to be bound by the terms and conditions of the Restrictive Covenant Agreement, and the increased Annual Base Salary along with the contractual severance provisions shall serve as consideration for the Executive’s agreement to continue to be bound by the Restrictive Covenant Agreement. 7. Injunctive Relief. The Executive recognizes and acknowledges that a breach of the covenants contained in the Restrictive Covenant Agreement will cause irreparable damage to the Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Executive agrees that, in the event of a breach of any of the covenants contained in the Restrictive Covenant Agreement, in addition to any other remedy which may be available at law or in equity, the Company will be entitled to specific performance and injunctive relief. 8. Assignment and Successors. The Company may assign its rights and obligations under this Agreement to any entity, including any successor to all or substantially all the assets of the Company, by merger or otherwise, and may assign or encumber this Agreement and its rights hereunder as security for indebtedness of the Company and its Affiliates. The Executive may not assign the Executive’s rights or obligations under this Agreement to any individual or entity. This Agreement shall be binding upon and inure to the benefit of the Company, the Executive and their respective successors, assigns, personnel and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable. 9. Governing Law; Venue. This Agreement shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of Illinois, without giving effect to any principles of conflicts of law, whether of the State of Illinois or any other jurisdiction, and where applicable, the laws of the United States, that would result in the application of the laws of any other jurisdiction. Each of the parties hereto agrees that any legal action or proceeding with respect to this Agreement shall be brought exclusively in the Circuit Courts for Cook County, Illinois or the federal courts of the United States of America for the Northern District

8 of Illinois, unless the parties to any such action or dispute mutually agree to waive this provision. By execution and delivery of this Agreement, each of the parties hereto irrevocably consents to service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized express carrier or delivery service, to the applicable party at his, her or its address referred to herein. Each of the parties hereto irrevocably waives any objection which he, she or it may now or hereafter have to the laying of venue of any of the aforementioned actions or proceedings arising out of or in connection with this Agreement, or any related agreement, certificate or instrument referred to above, brought in the courts referred to above and hereby further irrevocably waives and agrees, to the fullest extent permitted by applicable law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in any inconvenient forum. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. 10. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. 11. Notices. Any notice, request, claim, demand, document and other communication hereunder to any party hereto shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid, to the following address (or at any other address as any party hereto shall have specified by notice in writing to the other party hereto): (a) If to the Company: Norvax, LLC and GoHealth Holdings, LLC 222 Merchandise Mart Plaza, Ste. 1750 Chicago, Illinois 60654 Attention: Chief Legal Officer or General Counsel (b) If to the Executive, at the address set forth on the signature page hereto. 12. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement. 13. Entire Agreement. The terms of this Agreement (together with any other agreements and instruments contemplated hereby or referred to herein, including but not limited to the Restrictive Covenant Agreement) is intended by the parties hereto to be the final expression of their agreement with respect to the employment of the Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement (including, without limitation, the Prior Agreement (which is superseded by this Agreement except as noted herein, effective as of the Effective Date) or any other term sheet or offer letter).The parties hereto further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other

9 legal proceeding to vary the terms of this Agreement. 14. Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by the Executive and a duly authorized officer of GoHealth, which expressly identifies the amended provision of this Agreement. By an instrument in writing similarly executed, the Executive or a duly authorized officer of GoHealth may waive compliance by the other party or parties hereto with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure to comply or perform. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity. 15. No Inconsistent Actions. The parties hereto shall not voluntarily undertake or fail to undertake any action or course of action inconsistent with the provisions or essential intent of this Agreement. Furthermore, it is the intent of the parties hereto to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Agreement. 16. Construction. This Agreement shall be deemed drafted equally by both of the parties hereto. Its language shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any party hereto shall not apply. The headings in this Agreement are only for convenience and are not intended to affect construction or interpretation. Any references to paragraphs, subparagraphs, sections or subsections are to those parts of this Agreement, unless the context clearly indicates to the contrary. Also, unless the context clearly indicates to the contrary, (a) the plural includes the singular and the singular includes the plural; (b) “and” and “or” are each used both conjunctively and disjunctively; (c) “any,” “all,” “each,” or “every” means “any and all,” and “each and every”; (d) ”includes” and “including” are each “without limitation”; (e) “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” refer to the entire Agreement and not to any particular paragraph, subparagraph, section or subsection; and (f) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Persons referred to may require. 17. Enforcement. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. 18. Withholding. The Company and its Affiliates shall be entitled to withhold from any amounts payable under this Agreement, any federal, state, local or foreign withholding or other taxes or charges which the Company or any of its Affiliates is required to withhold. The Company and its Affiliates shall be entitled to rely on an opinion of counsel if any questions as to the amount or requirement of withholding shall arise.

10 19. Absence of Conflicts; Executive Acknowledgement; Confidentiality. The Executive hereby represents that from and after the Effective Date the performance of the Executive’s duties hereunder will not breach any other agreement to which the Executive is a party. The Executive acknowledges that the Executive has read and understands this Agreement, is fully aware of its legal effect, has not acted in reliance upon any representations or promises made by the Company or any of its Affiliates other than those contained in writing herein, and has entered into this Agreement freely based on the Executive’s own judgment. The Executive agrees not to disclose the terms or existence of this Agreement to any Person unless the Company agrees to such disclosure in advance and in writing; provided that the Executive may, without such permission, make such disclosures as are required by applicable law, including disclosures to taxing agencies, and disclose the terms of this Agreement to the Executive’s attorney(s), accountant(s), tax advisor(s), and other professional service provider(s), and to members of the Executive’s immediate family, as reasonably necessary; provided, further, that the Executive instructs such Person(s) that the terms of this Agreement are strictly confidential and are not to be revealed to anyone else except as required by applicable law. 20. Survival. The expiration or termination of the Term shall not impair the rights or obligations of any party hereto which shall have accrued prior to such expiration or termination (including, without limitation, pursuant to the provisions of the Restrictive Covenant Agreement). 21. Section 409A. (a) General. The parties hereto acknowledge and agree that, to the extent applicable, this Agreement shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder will be immediately taxable to Executive under Section 409A, the Company reserves the right (without any obligation to do so or to indemnify Executive for failure to do so) to (i) adopt such amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines to be necessary or appropriate to preserve the intended tax treatment of the benefits provided by this Agreement, to preserve the economic benefits of this Agreement and to avoid less favorable accounting or tax consequences for the Company and/or (ii) take such other actions as the Company determines to be necessary or appropriate to exempt the amounts payable hereunder from Section 409A or to comply with the requirements of Section 409A and thereby avoid the application of penalty taxes thereunder. No provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from Executive or any other individual to the Company or any of its Affiliates, employees or agents. (b) Separation from Service under Section 409A. Notwithstanding any provision to the contrary in this Agreement: (i) no amount shall be payable pursuant to Section 5(b) unless the termination of Executive’s employment constitutes a “separation from service” within the meaning of Section 1.409A-1(h) of the Department of Treasury Regulations; (ii) for purposes of Section 409A, Executive’s right to receive installment payments pursuant to Section 5(b) shall be treated as a right to receive a series of separate and distinct payments; and (iii) to the extent that any reimbursement of expenses or in-kind benefits constitutes “deferred compensation” under Section 409A, such reimbursement or benefit shall be provided no later than December 31

11 of the year following the year in which the expense was incurred. The amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year. The amount of any in-kind benefits provided in one year shall not affect the amount of in- kind benefits provided in any other year. Notwithstanding any provision to the contrary in this Agreement, if the Executive is deemed at the time of his separation from service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of any portion of the termination benefits to which the Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of the Executive’s termination benefits shall not be provided to the Executive prior to the earlier of (x) the expiration of the six-month period measured from the date of the Executive’s “separation from service” with the Company (as such term is defined in the Treasury Regulations issued under Section 409A of the Code) or (y) the date of the Executive’s death; upon the earlier of such dates, all payments deferred pursuant to this sentence shall be paid in a lump sum to the Executive, and any remaining payments due under the Agreement shall be paid as otherwise provided herein. (c) Release. Notwithstanding anything to the contrary in this Agreement, to the extent that any payments of “nonqualified deferred compensation” (within the meaning of Section 409A) due under this Agreement as a result of Executive’s termination of employment are subject to Executive’s execution and delivery of a Release, (i) the Release shall be reasonable and drafted in good faith, (ii) the Company shall deliver the Release to Executive within ten (10) business days following the Date of Termination, and the Company’s failure to deliver a Release prior to the expiration of such ten (10) business day period shall constitute a waiver of any requirement to execute a Release, (iii) if Executive fails to execute the Release on or prior to the Release Expiration Date (as defined below) or timely revokes his acceptance of the Release thereafter, Executive shall not be entitled to any payments or benefits otherwise conditioned on the Release, and (iv) in any case where the Date of Termination and the Release Expiration Date fall in two separate taxable years, any payments required to be made to Executive that are conditioned on the Release and are treated as nonqualified deferred compensation for purposes of Section 409A shall be made in the later taxable year. For purposes of this Section 21(c), “Release Expiration Date” shall mean the date that is twenty-one (21) days following the date upon which the Company timely delivers the Release to Executive, or, in the event that Executive’s termination of employment is “in connection with an exit incentive or other employment termination program” (as such phrase is defined in the Age Discrimination in Employment Act of 1967), the date that is forty-five (45) days following such delivery date. To the extent that any payments of nonqualified deferred compensation (within the meaning of Section 409A) due under this Agreement as a result of Executive’s termination of employment are delayed pursuant to Section 5(b) and this Section 21(c), such amounts shall be paid in a lump sum on the first payroll date following the date that Executive executes and does not revoke the Release (and the applicable revocation period has expired) or, in the case of any payments subject to Section 21(c)(iv), on the first payroll period to occur in the subsequent taxable year, if later. 22. Compensation Recovery Policy. The Executive acknowledges and agrees that, to the extent the Company adopts any clawback or similar policy pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act or otherwise, and any rules and regulations promulgated thereunder, she shall take all action necessary or appropriate to comply with such policy (including, without limitation, entering into any further agreements, amendments or policies

12 necessary or appropriate to implement and/or enforce such policy) if it is determined that such laws or rules are applicable to her. 23. Whistleblower Protection and Trade Secrets. Notwithstanding anything to the contrary contained herein, nothing in this Agreement prohibits Executive from reporting possible violations of federal law or regulation to any United States governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation (including the right to receive an award for information provided to any such government agencies). Furthermore, in accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in this Agreement: (a) Executive shall not be in breach of this Agreement, and shall not be held criminally or civilly liable under any federal or state trade secret law (i) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (b) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney, and may use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order. [Signature pages follow]

Docusign Envelope ID: C3BD140B-9AEA-41B3-88DA-16CE77CCE8C7 IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written. GOHEALTH NORVAX, LLC By: Name: Vijay Kotte Title: Chief Executive Officer EXECUTIVE By: Katherine O’Halloran Signature Page to the Employment Agreement for Katherine O’Halloran 13 /s/ Vijay Kotte /s/ Katherine O’Halloran